Exhibit 99.01

Contacts:	Investors	Media
	Matt Rhodes	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-2536	650-944-6251
	matthew_rhodes@intuit.com	diane_carlini@intuit.com

Intuit Revenue Up 12 Percent in Fiscal 2016

QuickBooks Online Grew 41% to Over 1.5 Million Subscribers;
Company Sets Guidance for Fiscal 2017

MOUNTAIN VIEW, Calif. - Aug. 23, 2016 - Intuit Inc. (Nasdaq: INTU) announced financial results for the fourth quarter and full fiscal year 2016, which ended July 31.
“This was a strong year from start to finish,” said Brad Smith, Intuit’s chairman and chief executive officer. “One of our strategic goals is to be the operating system behind small business success, and our small business ecosystem remains vibrant. Total QuickBooks Online subscribers grew to more than 1.5 million, and small business online ecosystem revenue grew 25 percent for the year.
“Our tax businesses had another strong year, turning up the innovation machine to compete effectively in the marketplace.
“We are looking forward to building on this success in fiscal 2017,” Smith said.
Financial Highlights
For fiscal 2016 Intuit:

•	Reported revenue of $4.7 billion, up 12 percent.

•	Increased total QuickBooks Online subscribers 41 percent, to finish the year with 1,513,000 paid subscribers.

•	Grew Consumer Tax revenue 10 percent, with TurboTax Online units growing 15 percent and total TurboTax units growing 12 percent.

Intuit Reports Fourth Quarter and Full-year 2016 Earnings

•	Reported GAAP earnings per share of $3.69, versus $1.28 in fiscal 2015.

•	Reported non-GAAP earnings per share of $3.78, up 46 percent.
Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.

Business Segment Results
Small Business

•	Total Small Business segment revenue increased 10 percent for the quarter and 9 percent for the year.

•	Small business online ecosystem revenue grew 25 percent for the year, driven by online customer acquisition.

◦	QuickBooks Self-Employed subscribers ended the year at 85,000, versus 25,000 a year ago.

◦	Outside the U.S., QuickBooks Online grew to 287,000 paying subscribers, up 45 percent.

◦	Online payroll customers grew 17 percent for the year.

◦	Online active payments customers increased 6 percent, and online payments charge volume increased 15 percent.

Consumer Tax and ProConnect

•	Consumer Tax revenue was up 10 percent for the year.

•	ProConnect professional tax revenue was $428 million for the year.

Intuit Reports Fourth Quarter and Full-year 2016 Earnings

Snapshot of Fourth-quarter Results

GAAP				Non-GAAP
	Q4 FY 16	Q4 FY 15	Change	Q4 FY 16	Q4 FY 15	Change
Revenue	$754	$696	8%	$754	$696	8%
Operating Income (Loss)	($56)	($130)	NM	$36	($16)	NM
Earnings Per Share	($0.16)	$0.05	NM	$0.08	($0.05)	NM
Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP). Q4 FY16 results reflect the impact of changes to certain desktop software offerings; revenue for those offerings is recognized as services are delivered, rather than up front. Q4 FY15 GAAP earnings per share includes $0.42 net income per share from discontinued operations.

Snapshot of FY'16 Full-year Results

GAAP				Non-GAAP
	FY 16	FY 15	Change	FY 16	FY 15	Change
Revenue	$4,694	$4,192	12%	$4,694	$4,192	12%
Operating Income	$1,242	$738	68%	$1,555	$1,141	36%
Earnings Per Share	$3.69	$1.28	288%	$3.78	$2.59	46%
Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP). FY16 results reflect the impact of changes to certain desktop software offerings; revenue for those offerings is recognized as services are delivered, rather than up front. FY16 earnings per share includes $0.65 net income per share from discontinued operations. FY15 GAAP earnings per share includes $0.17 net loss per share from discontinued operations.

Capital Allocation Summary
In fiscal 2016 the company:

•	Repurchased $2.3 billion of shares at an average price of $91.

Intuit Reports Fourth Quarter and Full-year 2016 Earnings

•	Received board approval for an additional share repurchase authorization of $2 billion, bringing the total authorization to $2.4 billion.

•	Received board approval for a $0.34 per share dividend for the first quarter of fiscal 2017, payable on Oct. 18. This represents a 13 percent increase versus last year.

Forward-looking Guidance
“We feel confident in our ability to deliver against our financial principles and our long-term strategic goals,” said Neil Williams, Intuit’s chief financial officer. “We look forward to sharing our progress with you in September at our annual Investor Day and throughout this fiscal year.”
Intuit announced guidance for the first quarter of fiscal year 2017, which ends Oct. 31. The company expects:

•	Revenue of $740 million to $760 million, growth of 4 to 7 percent.

•	GAAP operating loss of $65 million to $75 million.

•	Non-GAAP operating income of $10 million to $20 million.

•	GAAP loss per share of $0.19 to $0.21.

•	Non-GAAP diluted earnings per share of $0.01 to $0.03.

•	Ending QuickBooks Online subscribers of approximately 1.6 million

Intuit also announced guidance for full fiscal year 2017. The company expects:

•	Revenue of $5 billion to $5.1 billion, growth of 7 to 9 percent.

•	GAAP operating income of $1.33 billion to $1.38 billion, growth of 7 to 11 percent.

•	Non-GAAP operating income of $1.675 billion to $1.725 billion, growth of 8 to 11 percent.

•	GAAP diluted earnings per share of $3.35 to $3.45, versus $3.69 in fiscal 2016. Fiscal 2016 earnings per share includes $0.65 net income per share from discontinued operations.

Intuit Reports Fourth Quarter and Full-year 2016 Earnings

•	Non-GAAP diluted earnings per share of $4.30 to $4.40, growth of 14 to 16 percent.

•	QuickBooks Online subscribers of 2.0 million to 2.2 million.

The company expects the following segment revenue results for fiscal year 2017:

•	Small Business: growth of 9 to 11 percent.

•	Consumer Tax: growth of 6 to 8 percent.

•	ProConnect: decline of 1 to 3 percent.

Conference Call Details
Intuit executives will discuss the financial results on a conference call at 1:30 p.m. Pacific time. To hear the call, dial 866-854-3163 in the United States or 973-935-8679 from international locations. No reservation or access code is needed. The conference call can also be heard live at http://investors.intuit.com/events.cfm. Prepared remarks for the call will be available on Intuit’s website after the call ends.

Replay Information
A replay of the conference call will be available for one week by calling 888-266-2081, or 703-925-2533 from international locations. The access code for this call is 1675029.

Annual Investor Day
Intuit will host its annual Investor Day at its Mountain View, Calif., headquarters on Sept. 21 at 8 a.m. Pacific time. The half-day event will include presentations from Smith, Williams and other Intuit leaders.

Intuit Reports Fourth Quarter and Full-year 2016 Earnings

About Intuit
          Intuit Inc. creates business and financial management solutions that simplify the business of life for small businesses, consumers and accounting professionals.
Its flagship products and services include QuickBooks® and TurboTax®, which make it easier to manage small businesses and tax preparation and filing. Mint.com provides a fresh, easy and intelligent way for people to manage their money, while Intuit's ProConnect brand portfolio includes ProConnect Online, ProSeries® and Lacerte®, the company's leading tax preparation offerings for professional accountant.
Founded in 1983, Intuit had revenue of $4.7 billion in its fiscal year 2016. The company has approximately 7,900 employees with major offices in the United States, Canada, the United Kingdom, India and other locations. More information can be found at www.intuit.com.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1, Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's Web site.

Cautions About Forward-looking Statements
This press release contains forward-looking statements, including forecasts of expected growth and future financial results of Intuit and its reporting segments; Intuit’s prospects for the business in fiscal 2017 and beyond; expectations regarding Intuit’s growth outside the US; expectations regarding timing and growth of revenue for each of Intuit’s reporting segments and from current or future products and services; expectations regarding customer growth; expectations regarding changes to our products and their impact on Intuit’s business; expectations regarding the amount and timing of any future dividends or share repurchases; expectations regarding availability of our offerings; expectations regarding the impact of our strategic decisions on Intuit’s business; and all of the statements under the heading “Forward-looking Guidance”.
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: inherent difficulty in predicting consumer behavior; difficulties in receiving, processing, or filing customer tax submissions; consumers may not respond as we expected to our advertising and promotional activities; product introductions and price competition from our competitors can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities or public policy affecting the preparation and filing of tax returns could negatively affect our operating results and market position; we may not be able to successfully innovate and introduce new offerings and business models to meet our growth and profitability objectives, and current and future offerings may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition; business interruption or failure of our information technology and communication systems may impair the availability of our products and services, which may damage our reputation and harm our future financial results; as we upgrade and consolidate our customer facing applications and supporting information technology infrastructure, any problems with these implementations could interfere with our ability to deliver our offerings; any failure to properly use and protect personal customer information and data could harm our revenue, earnings and reputation; if we are unable to develop, manage and maintain critical third party business relationships, our business may be adversely affected; increased government regulation of our businesses may harm our operating results; if we fail to process transactions effectively or fail to adequately protect against potential fraudulent activities, our revenue and earnings may be harmed; related publicity regarding such fraudulent activity could cause

Intuit Reports Fourth Quarter and Full-year 2016 Earnings

customers to lose confidence in using our software and adversely impact our results; any significant offering quality problems or delays in our offerings could harm our revenue, earnings and reputation; our participation in the Free File Alliance may result in lost revenue opportunities and cannibalization of our traditional paid franchise; the continuing global economic downturn may continue to impact consumer and small business spending, financial institutions and tax filings, which could negatively affect our revenue and profitability; year-over-year changes in the total number of tax filings that are submitted to government agencies due to economic conditions or otherwise may result in lost revenue opportunities; our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; our inability to adequately protect our intellectual property rights may weaken our competitive position and reduce our revenue and earnings; our acquisition and divestiture activities may disrupt our ongoing business, may involve increased expenses and may present risks not contemplated at the time of the transactions; our use of significant amounts of debt to finance acquisitions or other activities could harm our financial condition and results of operation; and litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs. More details about the risks that may impact our business are included in our Form 10-K for fiscal 2015 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Forward-looking statements are based on information as of August 23, 2016 and we do not undertake any duty to update any forward-looking statement or other information in these materials.

TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31, 2016	July 31, 2015	July 31, 2016	July 31, 2015
Net revenue:
Product	$295	$281	$1,289	$1,146
Service and other	459	415	3,405	3,046
Total net revenue	754	696	4,694	4,192
Costs and expenses:
Cost of revenue:
Cost of product revenue	32	31	131	139
Cost of service and other revenue	134	137	599	556
Amortization of acquired technology	5	8	22	30
Selling and marketing	266	280	1,289	1,288
Research and development	235	215	881	798
General and administrative	132	118	518	483
Amortization of other acquired intangible assets	6	3	12	12
Goodwill and intangible asset impairment charges	—	34	—	148
Total costs and expenses [A]	810	826	3,452	3,454
Operating income (loss) from continuing operations	(56)	(130)	1,242	738
Interest expense	(9)	(6)	(35)	(27)
Interest and other income (expense), net	3	(2)	(4)	1
Income (loss) from continuing operations before income taxes	(62)	(138)	1,203	712
Income tax provision (benefit) [B]	(22)	(36)	397	299
Net income (loss) from continuing operations	(40)	(102)	806	413
Net income (loss) from discontinued operations [C]	—	116	173	(48)
Net income (loss)	$(40)	$14	$979	$365

Basic net income (loss) per share from continuing operations	$(0.16)	$(0.37)	$3.08	$1.47
Basic net income (loss) per share from discontinued operations	—	0.42	0.65	(0.17)
Basic net income (loss) per share	$(0.16)	$0.05	$3.73	$1.30
Shares used in basic per share calculations	257	277	262	281

Diluted net income (loss) per share from continuing operations	$(0.16)	$(0.37)	$3.04	$1.45
Diluted net income (loss) per share from discontinued operations	—	0.42	0.65	(0.17)
Diluted net income (loss) per share	$(0.16)	$0.05	$3.69	$1.28
Shares used in diluted per share calculations	257	277	265	286

Cash dividends declared per common share	$0.30	$0.25	$1.20	$1.00
See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]	The following table summarizes the total share-based compensation expense that we recorded in operating income (loss) from continuing operations for the periods shown.

	Three Months Ended		Twelve Months Ended
(in millions)	July 31, 2016	July 31, 2015	July 31, 2016	July 31, 2015
Cost of revenue	$2	$2	$8	$6
Selling and marketing	22	19	77	69
Research and development	27	24	90	80
General and administrative	30	25	103	87
Total share-based compensation expense	$81	$70	$278	$242

[B]
We compute our annual provision for income taxes by applying the annual effective tax rate to income from recurring operations and adding the effects of any discrete income tax items specific to the period.

In December 2015 the Consolidated Appropriations Act, 2016 was signed into law. The Act includes a permanent reinstatement of the federal research and experimentation credit that was retroactive to January 1, 2015. We recorded a discrete tax benefit of approximately $12 million for the retroactive effect during the second quarter of fiscal 2016.
Our effective tax rate for the twelve months ended July 31, 2016 was approximately 33% and did not differ significantly from the statutory rate of 35%. Our effective tax rate for the twelve months ended July 31, 2015 was approximately 42%. Excluding discrete tax items related to the goodwill impairment charge, which was not tax deductible, our effective tax rate was approximately 36% and did not differ significantly from the federal statutory rate of 35%.

[C]
In the third quarter of fiscal 2016 we completed the sales of our Demandforce, QuickBase, and Quicken businesses for $463 million in cash. We recorded a pre-tax gain of $354 million and a net gain of $173 million on the disposal of these three businesses in fiscal 2016.

We classified our Demandforce, QuickBase, and Quicken businesses as discontinued operations and have therefore segregated their operating results from continuing operations in our statements of operations for all periods presented. Net revenue from these businesses totaled $137 million for the twelve months ended July 31, 2016 and $236 million for the twelve months ended July 31, 2015. Net income from the operations of these discontinued operations for the twelve months ended July 31, 2016 was not significant. Net loss from discontinued operations for the twelve months ended July 31, 2015 includes a net loss from discontinued operations of $172 million partially offset by $124 million in tax benefits from the anticipated sale of these businesses. We have also segregated the net assets of these businesses from continuing operations on our balance sheet at July 31, 2015. Because the cash flows of these businesses were not material for any period presented, we have not segregated them on our statements of cash flows.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2016
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss) from continuing operations	$(29)	$42	$1,285	$(56)	$1,242
Amortization of acquired technology	6	6	5	5	22
Amortization of other acquired intangible assets	2	1	3	6	12
(Gain) loss on sale of long-lived assets	—	—	1	—	1
Share-based compensation expense	67	65	65	81	278
Non-GAAP operating income (loss) from continuing operations	$46	$114	$1,359	$36	$1,555

GAAP net income (loss)	$(31)	$24	$1,026	$(40)	$979
Amortization of acquired technology	6	6	5	5	22
Amortization of other acquired intangible assets	2	1	3	6	12
(Gain) loss on sale of long-lived assets	—	—	1	—	1
Share-based compensation expense	67	65	65	81	278
Net loss on debt securities and other investments	1	1	2	1	5
Income tax effects and adjustments [A]	(21)	(35)	(31)	(33)	(120)
Net (income) loss from discontinued operations	$—	$5	$(178)	$—	$(173)
Non-GAAP net income (loss)	$24	$67	$893	$20	$1,004

GAAP diluted net income (loss) per share	$(0.11)	$0.09	$3.94	$(0.16)	$3.69
Amortization of acquired technology	0.02	0.02	0.02	0.02	0.08
Amortization of other acquired intangible assets	0.01	—	0.01	0.02	0.04
(Gain) loss on sale of long-lived assets	—	—	—	—	—
Share-based compensation expense	0.25	0.25	0.25	0.32	1.05
Net loss on debt securities and other investments	—	—	0.01	—	0.02
Income tax effects and adjustments [A]	(0.08)	(0.13)	(0.12)	(0.12)	(0.45)
Net (income) loss from discontinued operations	—	0.02	(0.68)	—	(0.65)
Non-GAAP diluted net income (loss) per share	$0.09	$0.25	$3.43	$0.08	$3.78

Shares used in GAAP diluted per share calculation	272	266	260	257	265

Shares used in non-GAAP diluted per share calculation	275	266	260	260	265
[A]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate assumes the federal research and experimentation credit is continuously in effect and eliminates the effects of non-recurring and period specific items. Consequently, our non-GAAP results for the second quarter of fiscal 2016 have been adjusted to exclude the $12 million discrete GAAP tax benefit that we recorded for the retroactive reinstatement of the research and experimentation credit. See note B to Table A for more information.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2015
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss) from continuing operations	$(109)	$(89)	$1,066	$(130)	$738
Amortization of acquired technology	7	7	8	8	30
Amortization of other acquired intangible assets	3	3	3	3	12
Professional fees for business combinations	—	1	1	—	2
Goodwill and intangible asset impairment charges	—	—	114	34	148
(Gain) loss on sale of long-lived assets	—	—	(30)	(1)	(31)
Share-based compensation expense	57	56	59	70	242
Non-GAAP operating income (loss) from continuing operations	$(42)	$(22)	$1,221	$(16)	$1,141

GAAP net income (loss)	$(84)	$(66)	$501	$14	$365
Amortization of acquired technology	7	7	8	8	30
Amortization of other acquired intangible assets	3	3	3	3	12
Professional fees for business combinations	—	1	1	—	2
Goodwill and intangible asset impairment charges	—	—	114	34	148
(Gain) loss on sale of long-lived assets	—	—	(30)	(1)	(31)
Share-based compensation expense	57	56	59	70	242
Net loss on debt securities and other investments	1	—	3	2	6
Income tax effects and adjustments	(19)	(25)	(10)	(29)	(83)
Net (income) loss from discontinued operations	3	6	155	(116)	48
Non-GAAP net income (loss)	$(32)	$(18)	$804	$(15)	$739

GAAP diluted net income (loss) per share	$(0.29)	$(0.23)	$1.78	$0.05	$1.28
Amortization of acquired technology	0.02	0.02	0.03	0.03	0.10
Amortization of other acquired intangible assets	0.01	0.01	0.01	0.01	0.04
Professional fees for business combinations	—	—	—	—	0.01
Goodwill and intangible asset impairment charges	—	—	0.40	0.12	0.52
(Gain) loss on sale of long-lived assets	—	—	(0.11)	—	(0.11)
Share-based compensation expense	0.20	0.20	0.21	0.25	0.85
Net loss on debt securities and other investments	—	—	0.01	0.01	0.02
Income tax effects and adjustments	(0.06)	(0.08)	(0.03)	(0.10)	(0.29)
Net (income) loss from discontinued operations	0.01	0.02	0.55	(0.42)	0.17
Non-GAAP diluted net income (loss) per share	$(0.11)	$(0.06)	$2.85	$(0.05)	$2.59

Shares used in GAAP diluted per share calculation	286	285	282	277	286

Shares used in non-GAAP diluted per share calculation	286	285	282	277	286
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	July 31, 2016	July 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$638	$808
Investments	442	889
Accounts receivable, net	108	91
Income taxes receivable	20	84
Deferred income taxes	—	231
Prepaid expenses and other current assets	102	94
Current assets of discontinued operations	—	26
Current assets before funds held for customers	1,310	2,223
Funds held for customers	304	337
Total current assets	1,614	2,560

Long-term investments	28	27
Property and equipment, net	1,031	682
Goodwill	1,282	1,266
Acquired intangible assets, net	44	87
Long-term deferred income taxes	139	5
Other assets	112	106
Long-term assets of discontinued operations	—	235
Total assets	$4,250	$4,968

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$512	$—
Accounts payable	184	190
Accrued compensation and related liabilities	289	283
Deferred revenue	801	691
Other current liabilities	161	150
Current liabilities of discontinued operations	—	93
Current liabilities before customer fund deposits	1,947	1,407
Customer fund deposits	304	337
Total current liabilities	2,251	1,744

Long-term debt	488	500
Long-term deferred revenue	204	152
Other long-term obligations	146	172
Long-term obligations of discontinued operations	—	68
Total liabilities	3,089	2,636

Stockholders’ equity	1,161	2,332
Total liabilities and stockholders’ equity	$4,250	$4,968

NOTE:
In the second quarter of fiscal 2016, we elected to early adopt ASU 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” on a prospective basis. This new standard requires all deferred tax assets and liabilities, and any related valuation allowance, to be classified as noncurrent on the balance sheet. Prior periods were not adjusted.

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	July 31, 2016	July 31, 2015
Cash flows from operating activities:
Net income	$979	$365
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	195	157
Amortization of acquired intangible assets	43	74
Goodwill and intangible asset impairment charges	—	297
Share-based compensation expense	281	257
Pre-tax gain on sale of discontinued operations (1)	(354)	—
Deferred income taxes	70	(100)
Tax benefit from share-based compensation plans	59	85
Excess tax benefit from share-based compensation plans	(59)	(85)
Other	17	4
Total adjustments	252	689
Changes in operating assets and liabilities:
Accounts receivable	(20)	24
Income taxes receivable	64	(49)
Prepaid expenses and other assets	(10)	22
Accounts payable	(23)	35
Accrued compensation and related liabilities	(11)	24
Deferred revenue	192	398
Other liabilities	(22)	(4)
Total changes in operating assets and liabilities	170	450
Net cash provided by operating activities	1,401	1,504
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(934)	(939)
Sales of corporate and customer fund investments	1,165	620
Maturities of corporate and customer fund investments	187	475
Net change in money market funds and other cash equivalents held to satisfy customer fund obligations	58	(49)
Net change in customer fund deposits	(33)	49
Purchases of property and equipment	(522)	(261)
Acquisitions of businesses, net of cash acquired	—	(95)
Proceeds from divestiture of businesses	463	—
Other	(13)	18
Net cash provided by (used in) investing activities	371	(182)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facilities	995	—
Repayments on borrowings under revolving credit facilities	(995)	—
Proceeds from long-term debt	500	—
Net proceeds from issuance of stock under employee stock plans	89	107
Cash paid for purchases of treasury stock	(2,264)	(1,245)
Dividends and dividend rights paid	(318)	(283)
Excess tax benefit from share-based compensation plans	59	85
Other	(6)	(1)
Net cash used in financing activities	(1,940)	(1,337)
Effect of exchange rates on cash and cash equivalents	(2)	(26)
Net decrease in cash and cash equivalents	(170)	(41)
Cash and cash equivalents at beginning of period	808	849
Cash and cash equivalents at end of period	$638	$808

(1)
Because the cash flows of our discontinued operations were not material for any period presented, we have not segregated the cash flows of those businesses on these statements of cash flows. We have presented the effect of the gains on disposals of discontinued operations on these statements of cash flow.

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending October 31, 2016
Revenue	$740	$760	$—		$740	$760
Operating income (loss)	$(75)	$(65)	$85	[a]	$10	$20
Diluted income (loss) per share	$(0.21)	$(0.19)	$0.22	[b]	$0.01	$0.03

Twelve Months Ending July 31, 2017
Revenue	$5,000	$5,100	$—		$5,000	$5,100
Operating income	$1,330	$1,380	$345	[c]	$1,675	$1,725
Diluted earnings per share	$3.35	$3.45	$0.95	[d]	$4.30	$4.40
See “About Non-GAAP Financial Measures” immediately following this Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

[a]
Reflects estimated adjustments for share-based compensation expense of approximately $81 million; amortization of acquired technology of approximately $3 million; and amortization of other acquired intangible assets of approximately $1 million.

[b]	Reflects the estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the long-term non-GAAP tax rate.

[c]
Reflects estimated adjustments for share-based compensation expense of approximately $332 million; amortization of acquired technology of approximately $12 million; and amortization of other acquired intangible assets of approximately $1 million.

[d]	Reflects the estimated adjustments in item [c], income taxes related to these adjustments, and other income tax effects related to the use of the long-term non-GAAP tax rate.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated August 23, 2016 contains non-GAAP financial measures. Table B1, Table B2 and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•	Share-based compensation expense

•	Amortization of acquired technology

•	Amortization of other acquired intangible assets

•	Goodwill and intangible asset impairment charges

•	Professional fees for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•	Gains and losses on debt and equity securities and other investments

•	Income tax effects and adjustments

•	Discontinued operations

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe that our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire an entity, we are required by GAAP to record the fair values of the intangible assets of the entity and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired entities. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Professional fees for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal and accounting fees.

Gains and losses on debt and equity securities and other investments. We exclude from our non-GAAP financial measures gains and losses that we record when we sell or impair available-for-sale debt and equity securities and other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, assumes the federal research and experimentation credit is continuously in effect, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections, we are using a long-term non-GAAP tax rate of 34% for fiscal 2015 and 2016 and 33% for fiscal 2017. These rates are consistent with the average of our normalized fiscal year tax rate over a four year period that includes the past three fiscal years plus the current fiscal year forecast. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this long-term rate. This long-term non-GAAP tax rate could be subject to change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, and sales of available-for-sale debt securities and other investments.